Exhibit 23

Consent Of Independent Registered Public Accounting Firm

The Board of Directors
Emerson Electric Co.:

We consent to the incorporation by reference in the Registration Statement Nos. 333-206096, 333-173933, 333-221671, 333-154362, 333-154361, 333-152917, 333-152916 and 333-90240 on Form S-8 and Registration Statement Nos. 333-221668, 333-52658, 333-84673 and 333-66865 on Form S-3 of Emerson Electric Co. of our report dated November 18, 2019, with respect to the consolidated balance sheets of Emerson Electric Co. as of September 30, 2019 and 2018, the related consolidated statements of earnings, comprehensive income, equity, and cash flows for each of the years in the three-year period ended September 30, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of September 30, 2019, which report appears in the September 30, 2019 annual report on Form 10-K of Emerson Electric Co.

/s/ KPMG LLP

St. Louis, Missouri
November 18, 2019